PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (“Pledge Agreement”), dated October 25, 2005, is by US LEC Corp., a Delaware corporation (“Pledgor”), with its chief executive office at 6801 Morrison Boulevard, Charlotte, NC 28211, to and in favor of Wachovia Bank, National Association, a National Banking Association (“Pledgee”), having an office at 301 South College Street, Charlotte, NC 28288-0479.
W I T N E S S E T H:
     WHEREAS, Pledgor is now the direct and beneficial owner of all of the issued and outstanding shares of capital stock of US LEC of Georgia Inc., a Delaware corporation, US LEC of North Carolina Inc., a Delaware corporation, US LEC of South Carolina Inc., a Delaware corporation, US LEC of Tennessee Inc., a Delaware corporation, US LEC of Alabama Inc., a North Carolina corporation, US LEC Communications Inc., a North Carolina Corporation, , US LEC of Florida Inc., a North Carolina corporation, US LEC of Maryland Inc., a North Carolina corporation, US LEC of Pennsylvania Inc., a North Carolina corporation (each individually, “Issuer” and collectively, “Issuers”) as set forth on Exhibit A annexed hereto and made a part hereof (collectively, the “Pledged Securities”);
     WHEREAS, Pledgee and Pledgor have entered into or are about to enter into financing arrangements pursuant to which Pledgee may make loans and advances and provide other financial accommodations to Pledgor as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Pledgee, Pledgor and Issuers (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Pledge Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);
     WHEREAS, in order to induce Pledgee to enter into the Loan Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations to Pledgor pursuant thereto, Pledgor has agreed to secure the payment and performance of the Obligations (as hereinafter defined) to Pledgee and to accomplish same by (i) executing and delivering to Pledgee this Pledge Agreement, (ii) subject to the terms and conditions of the Intercreditor Agreement, delivering to Pledgee the Pledged Securities which are registered in the name of Pledgor, together with appropriate powers duly executed in blank by Pledgor, and (iii) delivering to Pledgee any and all other documents which Pledgee deems necessary to protect Pledgee’s interests hereunder;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:
     1. GRANT OF SECURITY INTEREST
     To secure the prompt payment and performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Pledgor hereby pledges to Pledgee and grants to Pledgee a security interest in and lien upon (a) the Pledged Securities, together with all cash dividends, stock dividends, interests, profits, redemptions, warrants, subscription rights, stock, securities options, substitutions, exchanges and other distributions now or hereafter distributed by Issuers or which may hereafter be delivered to the possession of Pledgor or Pledgee with respect thereto, (b) Pledgor’s books and records with respect to the foregoing, and (c) the proceeds of all of the foregoing (all of the foregoing being collectively referred to herein as the “Collateral”).
     2. OBLIGATIONS SECURED
     The security interest, lien and other interests granted to Pledgee pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all of the Obligations, as such term is defined in the Loan Agreement.
     3. REPRESENTATIONS, WARRANTIES AND COVENANTS
     Pledgor hereby represents, warrants and covenants with and to Pledgee the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):
     (a) The Pledged Securities are duly authorized, validly issued, fully paid and non-assessable capital stock of Issuers and constitute Pledgor’s entire interest in Issuers and are not registered, nor has Pledgor authorized the registration thereof, in the name of any person or entity other than Pledgor or Pledgee.
     (b) The Collateral is directly, legally and beneficially owned by Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for the pledge, lien and security interest in favor of Pledgee and the pledges, claims, liens, encumbrances and security interests permitted under the Loan Agreement.
     (c) The Collateral is not subject to any restrictions relative to the transfer thereof and Pledgor has the right to transfer and hypothecate the Collateral free and clear of any liens, encumbrances or restrictions except for the liens in favor of Senior Secured Note Trustee as permitted under the terms of the Loan Agreement.
     (d) The Collateral is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.
     (e) Pledgor authorizes Pledgee to: (i) store, deposit and safeguard the Collateral, (ii) perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Collateral or its value or Pledgee’s security interest therein, including, without limitation, upon the occurrence of an Event of Default, and after notice to Pledgor, transferring, registering or arranging for the transfer or registration of the Collateral to or in Pledgee’s own name and receiving the income therefrom as additional security for the Obligations and (iii) pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for the Collateral in Pledgee’s possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other persons.
     (f) If at any time after the date hereof Pledgor shall become entitled to receive or acquire, or shall receive any stock certificate, or option or right with respect to the stock of any Issuer (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged Securities) whether as an addition to, in substitution of, or in exchange for any of the Collateral or otherwise, Pledgor agrees to accept same as Pledgee’s agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee’s agent or bailee in the form received, with the endorsement(s) of Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee’s agent or bailee subject to the terms hereof, as further security for the Obligations.
     (g) Pledgor shall not, without the prior consent of Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Collateral, nor shall Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Collateral except as otherwise provided in the Loan Agreement.
     (h) So long as no Event of Default (as hereinafter defined) has occurred and is continuing, Pledgor shall have the right to vote and exercise all corporate rights with respect to the Pledged Securities, except as expressly prohibited herein, and to receive any cash dividends payable in respect of the Pledged Securities.
     (i) Pledgor shall not permit any Issuer, directly or indirectly, to issue, sell, grant, assign, transfer or otherwise dispose of, any additional shares of capital stock of any Issuer or any option or warrant with respect to, or other right or security convertible into, any additional shares of capital stock of any Issuer, now or hereafter authorized, unless all such additional shares, options, warrants, rights or other such securities are made and shall remain part of the Collateral subject to the pledge and security interest granted herein.
     (j) Pledgor shall pay all charges and assessments of any nature against the Collateral or with respect thereto prior to said charges and/or assessments being delinquent.
     (k) Pledgor shall promptly reimburse Pledgee on demand, together with interest at the highest rate then applicable to the Obligations set forth in the Loan Agreement, for any charges,

assessments or expenses paid or incurred by Pledgee in its discretion for the protection, preservation and maintenance of the Collateral and the enforcement of Pledgee’s rights hereunder, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce its rights in the Collateral or otherwise hereunder. Any such amounts paid or incurred by Pledgee shall constitute part of the Obligations secured hereby and may be charged by Pledgee to any loan account of Pledgor maintained by Pledgee, at its option.
     (l) Pledgee may notify any Issuer or the appropriate transfer agent of the Pledged Securities to register the security interest and pledge granted herein and honor the rights of Pledgee with respect thereto.
     (m) Pledgor authorizes Pledgee to:(i) perform any and all other acts which Pledgee deems reasonable and/or necessary for the protection and preservation of the Collateral or its value or Pledgee’s security interest therein, and (ii) pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so (and any amounts so paid shall constitute Obligations under the Loan Agreement).
     (n) Pledgor waives: (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Collateral until all Obligations have been paid in full in immediately available funds and the Loan Agreement has been terminated, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the Uniform Commercial Code. Pledgor agrees that the Collateral, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the Uniform Commercial Code.
     4. EVENTS OF DEFAULT
     The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an “Event of Default” and collectively as “Events of Default”.
     5. RIGHTS AND REMEDIES
     At any time an Event of Default exists or has occurred and is continuing, and after notice to Pledgor, in addition to all other rights and remedies of Pledgee, whether provided under this Pledge Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, Pledgor except as such notice or consent is expressly provided for hereunder:
     (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct any Issuer (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Securities in the name of Pledgee or in the name of Pledgee’s nominee and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee. After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise all voting and corporate rights with respect to the Pledged Securities and other Collateral, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Securities or other Collateral as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Securities and other Collateral upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities and other Collateral to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.
     (b) In addition to all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more lots at public or private sale or sales at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses, shall be applied first to the satisfaction of the Obligations (in such order as Pledgee may elect and whether or not due) and then to the payment of any other amounts required by applicable law, including Section 9-615(a)(3) of the Uniform Commercial Code, with Pledgor to be and remain liable for any deficiency. Pledgor shall be liable to Pledgee for the payment on demand of all such costs and expenses, together with interest at the highest rate then applicable to the Obligations set forth in the Loan Agreement, and any reasonable attorneys’ fees and legal expenses incurred by Pledgee. Any such amounts shall constitute Obligations under the Loan Agreement and may be charged by Pledgee to the loan account of Pledgor maintained by Pledgee at its option. Pledgor agrees that ten (10) days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Collateral is to be made, is reasonable notification of such matters.
     (c) Pledgor recognizes that Pledgee may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Collateral or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Collateral or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sale, and that Pledgee has no obligation to delay the sale of any such Collateral for the period of time necessary to permit any Issuer, even if such Issuer would agree, to register such Collateral for public sale under such applicable securities laws.
     (d) All of the rights and remedies of Pledgee, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Loan Agreement and the other Financing Agreements, the instruments comprising the Collateral, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.
     6. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
     (a) The validity, interpretation and enforcement of this Pledge Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of North Carolina but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of North Carolina.
     (b) Pledgor irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court of the State of North Carolina, Mecklenburg County and the United States District Court for the Western District of North Carolina and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above

(except that Pledgee shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Pledgor or its property).
     (c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address and to the attention of the person set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee’s option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.
     (d) PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     (e) Pledgee shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.
     7. MISCELLANEOUS
     (a) Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form satisfactory to Pledgee, and will take or cause to be taken such further acts as Pledgee may request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Collateral granted to Pledgee hereunder.
     (b) Beyond the exercise of reasonable care to assure the safe custody of the Collateral

(whether such custody is exercised by Pledgee, or Pledgee’s nominee, agent or bailee) Pledgee or Pledgee’s nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it to Pledgor or foreclosure with respect thereto.
     (c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Pledgor:	US LEC Corp. 6801 Morrison Boulevard Charlotte, North Carolina 28211 Attention: Tom Gooley Telephone No.: (704) 319-1133 Telecopy No.:(704) 602-1133
If to Pledgee:	Wachovia Bank, National Association 301 South College Street NC 0479, 18th Floor Charlotte, NC 28288-0479 Attention: Andrew Gale Telephone No.: (704) 374-2607 Telecopy No.: (704) 374-2703
     (d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgor, Pledgee and Issuers pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof,” “herein,” “hereunder,” “this Pledge Agreement” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7(g) hereof. All references to the term “Person” or “Persons” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability company, limited liability participation, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof.

     (e) This Pledge Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.
     (f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     (g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.
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     IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

US LEC CORP.
By:	/s/ Thomas R. Gooley

Title:	Vice President

EXHIBIT A
TO
PLEDGE AND SECURITY AGREEMENT

Issuer	Certificate No.	Shares
US LEC of Alabama Inc.	1	1,000
US LEC Communications Inc.	2	1,000
US LEC of Georgia Inc.	3	1,000
US LEC of Florida Inc.	3	1,000
US LEC of Maryland Inc.	2	1,000
US LEC of North Carolina Inc.	2	1,000
US LEC of Pennsylvania Inc.	2	1,000
US LEC of South Carolina Inc.	3	1,000
US LEC of Tennessee Inc.	3	1,000

A-1